SCHEDULE 14A INFORMATION
                           Proxy Statement Pursuant to
              Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ X ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2)

[   ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to ss.240.14a-11(c)
       or ss.240.14a-12

        MID-AMERICA BANCORP
    (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]             No fee required.

[   ]             Fee computed on table below per Exchange Act Rules
         14a-6(i)(1) and 0-11.

                  1) Title of each class of securities to which transaction applies:
                  ---------------------------------------------------------

                  2)  Aggregate  number  of  securities  to  which   transaction
         applies:
                  ---------------------------------------------------------

                  3) Per unit price or other underlying value of transac-tion computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  ---------------------------------------------------------

                  4) Proposed maximum aggregate value of transaction:
                  ---------------------------------------------------------

                  5) Total fee paid:
                  ---------------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
            -----------------------------------------------------------

         2) Form, Schedule or Registration Statement No.:
            -----------------------------------------------------------

         3) Filing Party:
            -----------------------------------------------------------

         4) Date Filed:
            -----------------------------------------------------------

                                                       PRELIMINARY COPY


                               MIDAMERICA BANCORP
                                500 West Broadway
                           Louisville, Kentucky 40202

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

         The Annual Meeting of Shareholders of Mid-America Bancorp, a Kentucky corporation (the "Company"), will be held in the William Ray Gallery of the Kentucky Derby Museum at Churchill Downs, 704 Central Avenue, Louisville, Kentucky 40208, on April 22, 1999, at 10:00 a.m., Eastern Daylight time, for the following purposes:

(1) Election of Directors. To elect seven directors in Class 2 for terms expiring at the 2002 Annual Meeting of Shareholders.

(2) Amendment to Articles of Incorporation. To increase the number of authorized shares of the Company's Common Stock from twelve million (12,000,000) to fifteen million (15,000,000).

(3) Other Matters. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on February 18, 1999 will be entitled to notice of and to vote at the Annual Meeting.

         PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING THE PROXY AT ANY TIME BEFORE IT IS EXERCISED.

                                             By Order of the Board of Directors
Louisville, Kentucky                                               Orson Oliver
March 19, 1999                                                        PRESIDENT

                                                       PRELIMINARY COPY

                               MIDAMERICA BANCORP
                                500 West Broadway
                           Louisville, Kentucky 40202

                                 PROXY STATEMENT


                               GENERAL INFORMATION

         The proxy accompanying this Proxy Statement is being solicited by the Board of Directors of Mid-America Bancorp, a Kentucky corporation (the "Company"), for use at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments of that meeting. The Annual Meeting will be held in the William Ray Gallery of the Kentucky Derby Museum at Churchill Downs, 704 Central Avenue, Louisville, Kentucky 40208, at 10:00 a.m., Eastern Daylight time, on Thursday, April 22, 1999. This Proxy Statement and accompanying proxy are first being mailed to shareholders on or about March 19, 1999. The Company's Annual Report to Shareholders for the year ended December 31, 1998, including consolidated financial statements, is also enclosed for your information.

         Shares represented by proxies in the accompanying form received by the Company properly signed and dated will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions specified. If no instructions are given, the shares represented by the proxy will be voted FOR the nominees for director named below under Proposal 1, beginning on page 3, with the discretionary authority discussed in that section, and FOR the proposed amendment to the Articles of Incorporation discussed below under Proposal 2, beginning on page 18. In addition, the shares represented by the proxy will be voted in the discretion of the person(s) named in the accompanying proxy or their substitutes, for any other matter that may be brought before the Annual Meeting. As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter that may be presented at the Annual Meeting.

         Pursuant to the By-Laws of the Company, the proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised, by filing with the Secretary of the Company written notice of such revocation or by executing and delivering to the Secretary a proxy bearing a later date.

         The cost of solicitation of proxies by the Board of Directors will be borne by the Company. The initial solicitation of proxies by mail may be supplemented by directors, officers and employees of the Company or its major banking subsidiary, Bank of Louisville (the "Bank"), by telephone or other means of communication. None of the directors, officers or employees of the Company or the Bank will receive any additional compensation for any such supplemental solicitation of proxies. Proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, without par value ("Common Stock"), and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

         Only shareholders of record at the close of business on February 18, 1999 (the "Record Date"), are entitled to vote at the Annual Meeting or any adjournments thereof. As of the Record Date, there were 10,267,019 outstanding shares of Common Stock. Other than for the election of directors, each share entitles its holder to one vote on all matters to be acted upon at the Annual Meeting. Shareholders have cumulative voting rights in the election of directors. In electing directors, each shareholder has the number of votes equal to the number of shares held by him or her on the Record Date multiplied by the number of directors to be elected. Each shareholder may cumulate his or her votes and cast all such votes for one nominee or may distribute such votes among as many nominees as he or she chooses. Shares represented by proxies in the accompanying form may be voted cumulatively, as discussed below under "Proposal 1 B Election of Directors". The seven nominees receiving the most votes at the Annual Meeting will be elected directors.

         A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. Abstentions and broker non-votes will have no effect on the election of directors or matters decided by a plurality vote, such as the approval of the proposed amendment to the Company's Articles of Incorporation.


                             PRINCIPAL SHAREHOLDERS

         Except as set forth below, the Company knows of no shareholder who beneficially owned more than 5% of the Company's outstanding Common Stock on the Record Date, February 18, 1999.


NAME AND ADDRESS OF               NUMBER OF            PERCENTAGE
BENEFICIAL OWNER                  SHARES<F1>           OF CLASS<F1>



Bertram W. Klein                  2,125,369<F2>         20.70%
6403 Shrader Lane
LaGrange, Kentucky  40031



------------------------------

<F1> Based  upon   information   furnished  to  the  Company  by  Mr.  Klein and
     information contained in shareholder records of the Company. Under the rules of the Securities and Exchange Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person has sole voting and investment power with respect to the shares shown for him. The numbers shown include shares which are not currently outstanding but of which the named person has the right to acquire beneficial ownership within 60 days of the Record Date. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the named person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
<F2> Includes   the   following  shares    beneficially   owned  by  Mr.  Klein:
     1,148,008 shares held in trusts over which Mr. Klein has sole or shared voting and investment power as trustee or co-trustee including 518,876 shares (5.05% of outstanding shares of common stock) owned by the Bertram
     W. Klein Trust under Will of Isadore Klein, P.O Box 1101, Louisville, Kentucky 40201; 223,915 shares held by entities over which Mr. Klein has sole voting and investment power; 368,661 shares in which Mr. Klein shares voting power pursuant to powers-of-attorney; 106,090 shares held in a family limited partnership in which Mr. Klein shares voting power; 672 shares held by Mr. Klein under the Company's 401(K) and Employee Stock Ownership Plan ("ESOP") on December 31, 1997, the most current plan information available; and 22,765 shares which Mr. Klein has the right to acquire pursuant to the exercise of options exercisable currently or within 60 days after the Record Date under the stock option plans of the Company. Also includes 74,518 shares held by Mr. Klein's spouse, with respect to which Mr. Klein shares voting and investment power.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into three classes - for convenience denominated Class 1, Class 2, and Class 3 - whose terms of office are staggered so that only one class of directors is elected at an annual meeting of shareholders. Senator Wendell H. Ford was elected to the Board of Directors on February 22, 1999 to fill a vacant Class 1 Director term. He is to be elected at this Annual Meeting for the remainder of the Class 1 term expiring in 2001. The term of the Directors in Class 2 expires this year, and their successors are to be elected at this Annual Meeting. The Directors elected in Class 2 at the Annual Meeting will serve until the annual meeting of shareholders in 2002 and the election and qualification of their successors. The terms of the Directors in the other two classes do not expire until 2000 and 2001, and consequently, with the exception of Senator Ford, their successors are not to be elected at this Annual Meeting. Pursuant to the Articles of Incorporation, the Board of Directors has set the number of Directors for 1999 at 19.

         The nominees for Directors in Class 2 and the Directors belonging to Classes 1 and 3 whose terms of office will extend beyond the Annual Meeting, are set forth on the following pages, together with information regarding the number of shares of the Company's Common Stock owned by each, his or her principal occupation during the past five years and certain other information. Information relating to the ownership of shares by the Named Officers in the Summary Compensation Table, and all the directors and executive officers as a group, is also included.
                                      3

         Each of the nominees for election as Director is currently a Director of the Company. With the exception of Senator Ford, each of the nominees was elected a director at the annual meeting of shareholders in 1996. The Board of Directors recommends that shareholders vote for each of the nominees. Although it is not anticipated that any of the nominees will decline or be unable to serve, if that should occur, the persons named in the accompanying proxy, or their substitutes, may, in their discretion, vote for substitute nominees. In addition, if any shareholder(s) shall vote shares cumulatively or otherwise for the election of a director or directors other than the nominees named below, or substitute nominees, the persons named in the accompanying proxy, or their substitutes, will have the discretionary authority to vote cumulatively for some number less than all of the nominees named below or any substitute nominees, and for such persons nominated as they may choose. All information is presented as of the Record Date unless otherwise noted.



                                                                           Total Shares
                                                                             & Percent
                                                                           of Class<F1>


                                   NOMINEES FOR CLASS 1


WENDELL H. FORD, 74, DIRECTOR SINCE 1999                                                            -0-
     Senator Ford served as a United States Senator of Kentucky from 1975 until 1999, when he retired.


                                   NOMINEES FOR CLASS 2


JAMES E. CAIN, 60, DIRECTOR SINCE 1996                                                              162
     Mr. Cain serves as Chairman of the Board of Trustees of Plumbers Local
     Union 107, Louisville, Kentucky. Until 1998 he was the Business
     Manager of Plumbers Local Union 107 and the Secretary/Treasurer of
     the Kentucky Pipe Trades Association.


DONALD G. MCCLINTON, 65, DIRECTOR SINCE 1980                                                     11,854<F2>
     Mr. McClinton is an investor and the President of Skylight Thoroughbred Train-
     ing Center, Inc. He is the former Chairman of Interlock Industries, Inc., a manufacturing and transportation services company.


JEROME J. PAKENHAM, 63, DIRECTOR SINCE 1995                                                       3,526 <F3>
     Mr. Pakenham is the Chief Financial Officer for the Archdiocese of
     Louisville.


JOHN S. PALMORE, 81, DIRECTOR SINCE 1983                                                            414
     Judge Palmore is a retired Chief Justice of the Supreme Court of Ken-
     tucky.  After his retirement and until 1995, he practiced law with the firm of Jackson & Kelly in Lexington, Kentucky.


WOODFORD R. PORTER, SR., 80, DIRECTOR SINCE 1981                                                  2,454
     Mr. Porter is the President and Chief Executive Officer of A.D. Porter &
     Sons, Inc.  a funeral services company in Louisville, Kentucky.


RAYMOND L. SALES, 76, DIRECTOR SINCE 1986                                                         4,823<F4>
     Mr. Sales is an attorney, serving of counsel to the firm of Segal, Sales, Stewart,
     Cutler & Tillman in Louisville, Kentucky. Prior to July 31, 1997, he was a
     partner at that firm.



                                       4



                                   CONTINUING DIRECTORS


DIRECTORS in CLASS 1:


ROBERT P. ADELBERG, 61, DIRECTOR SINCE 1975                                                       6,424
     Mr. Adelberg is the president of Robert Adelberg Companies, an insurance and real estate services organization in Louisville, Kentucky.


HON. MARTHA LAYNE COLLINS, 62, DIRECTOR SINCE 1988                                                  203
     Ms. Collins is the President of Martha L. Collins & Associates, an economic
     Development consulting firm in Lexington, Kentucky. She is also Executive
     Scholar in Resident, Georgetown College, Georgetown, Kentucky.  She was
     previously the President of St. Catherine College and is the former Governor of the Commonwealth of Kentucky.


R. K. GUILLAUME, 55, DIRECTOR SINCE 1995                                                         43,626<F5>
     Mr. Guillaume is Chief Executive Officer and Vice Chairman of the Company.
     He is the former president of Bank One, Kentucky, in Louisville, Kentucky.


DAVID JONES, JR., 41, DIRECTOR SINCE 1997                                                         1,136
     Mr. Jones is the Managing Director of Chrysalis Ventures, Inc., a private equity management company in Louisville, Kentucky since 1994.


BERTRAM W. KLEIN (6), 68, DIRECTOR SINCE 1967
     Mr. Klein is the Chairman of the Board of Directors, and until October,                 2,125,369-
     1995, Chief Executive Officer, of the Company.                                              20.70%<F6>


BRUCE J. ROTH, 54, DIRECTOR SINCE 1994                                                           91,318<F7>
     Mr. Roth is a certified public accountant and a member and partner in the firm of
     Louis T. Roth and Co., PLLC in Louisville, Kentucky.


DIRECTORS in CLASS 3:


LESLIE D. ABERSON, 62, DIRECTOR SINCE 1983                                                        19,84<F8>
     Mr. Aberson is a partner in the law firm of Rothschild, Aberson, Miller & Goodin in Louisville, Kentucky.


WILLIAM C. BALLARD, JR., 58, DIRECTOR SINCE 1991                                                 14,313<F9>
     Mr. Ballard is of counsel to the law firm of Greenebaum Doll & McDonald,
     PLLC, in Louisville, Kentucky. He served previously as Executive Vice health care services company.


PEGGY ANN MARKSTEIN, 48, DIRECTOR SINCE 1992                                                     10,430<F10>
     Ms. Markstein is an Assistant Prosecuting Attorney for the Butler County
     Prosecutor's Office in Hamilton, Ohio.


ORSON OLIVER, 55, DIRECTOR SINCE 1979                                                           108,638<F11>
     Mr. Oliver is the President of the Company.


BENJAMIN K. RICHMOND, 55, DIRECTOR SINCE 1993                                                       118
     Mr. Richmond is the President and Chief Executive Officer of the Louisville
     Urban League in Louisville, Kentucky.

                                        5



HENRY C. WAGNER, 56, DIRECTOR SINCE 1989                                                            809
     Mr. Wagner is the President and Chief Executive Officer of Jewish Hospital
     Healthcare Services, Inc., a medical services corporation in Louisville, Kentucky.


NON-DIRECTOR NAMED OFFICERS:

Gail W. Pohn                                                                                     41,534<F12>


Robert H. Sachs                                                                                  54,572<F12>


Steven A. Small                                                                                  30,842<F12>


All Directors and Executive Officers as a group (29 in number, including the above)       2,745,269/26.74%
                                                                                                       <F13>


------------------------------

<F1> Total Shares are based on the beneficial  ownership rules of the Securities
     and   Exchange   Commission   as  described  in  footnote  1  to  PRINCIPAL
     SHAREHOLDERS. Unless otherwise indicated, the named persons have sole voting and investment power with respect to the shares shown for them. Percentage ownership is based on 10,267,019 shares outstanding as of February 18 1999, the Record Date for the Annual Meeting. Shares of Common Stock subject to options exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class for any other person. Unless otherwise indicated, ownership is less that one percent. Holdings do not include shares that may be acquired in the future pursuant to the provisions of the Non-employee Directors Deferred Compensation Plan. As of December 31, 1998, the following directors have chosen to participate in this Plan: Leslie D. Aberson, David Jones, Jr., Donald G. McClinton, Jerome J. Pakenham, Bruce
     J. Roth, Raymond L. Sales, and Henry C. Wagner.
<F2> Includes  6,444 shares  held by Mr.  McClinton's  spouse,  as to which  Mr.
     McClinton  shares  voting  and investment power.
<F3> Includes 1,950 shares held by Mr. Pakenham and his spouse as joint tenants, as to which Mr. Pakenham shares voting and investment power.
<F4> Includes  1,480  shares  held  by  Mr. Sales'  spouse as to which Mr. Sales shares voting and investment power.
<F5> Includes  38,831  shares which Mr.  Guillaume  may purchase  under  options granted under the Company's stock option plans which are exercisable currently or within 60 days after the Record Date. Also includes 1,488 shares held by Mr. Guillaume under the Company's ESOP on December 31, 1997, the most current plan information available.
<F6> See footnote 2 to PRINCIPAL  SHAREHOLDERS  for a description  of the shares beneficially owned by Mr. Klein. Mr. Klein's sons, David N. Klein and Richard B. Klein, are executive officers of the Company.
<F7> Includes the following shares beneficially owned by Mr. Roth: 33,676 shares held in trust as to which Mr. Roth shares voting and investment power; 42,044 shares held in partnerships as to which Mr. Roth has voting and investment powers; 10,239 shares in which Mr. Roth shares voting power pursuant to a power of attorney; and 714 shares held in a foundation as to which Mr. Roth has voting and investment power. Also includes 1,986 shares held by Mr. Roth's spouse as to which Mr. Roth shares voting and investment powers.
<F8> Includes  2,114  shares held in trust and 2,282 shares held in a foundation over which Mr. Aberson has voting and investment power. Also includes 9,343 shares held by Mr. Aberson's spouse, as to which shares Mr. Aberson shares voting and investment power.
<F9> Includes  12,898  shares held in trusts with  respect to which Mr.  Ballard serves as trustee with voting and investment power.

<F10>Includes  3,186 shares held by Ms.  Markstein as custodian for her children and 78 shares held by the spouse of Ms. Markstein as to which Ms. Markstein shares voting and investment power.
<F11>Includes  25,869  shares held by Mr.  Oliver  under the  Company's  ESOP on
     December 31, 1997, the most current plan information available. Also includes 70,508 shares which Mr. Oliver may purchase under options granted under the Company's stock option plans and exercisable currently or within 60 days after the Record Date.
<F12>Represents shares which Messrs. Pohn, Sachs and Small may purchase pursuant to options granted under their employment agreements with the Company and under the Company's stock option plans and exercisable currently or within 60 days after the Record Date. This also includes 3,746 shares held by Mr. Pohn, 3,650 shares held by Mr. Sachs, and 3,222 shares held by Mr. Small under the Company's ESOP on December 31, 1997, the most current information available. Mr. Sachs retired from the Company on December 31, 1998.
<F13>Includes 405,662 shares which may be purchased by all Executive Officers as a group under options granted pursuant to employment contracts and/or the Company's stock option plans which are exercisable currently or within 60 days after the Record Date. Does not include certain shares beneficially owned by Stanley L. Atlas and June K. Atlas, as to which they have granted a proxy to Bank management pursuant to an Agreement to vote their shares and have granted a right of first refusal to the Bank and its Chairman prior to disposing of such shares to any third party.


INFORMATION CONCERNING THE BOARD OF DIRECTORS

         DIRECTORS' COMPENSATION. Directors who are not officers of the Company are paid a fee of $1,250 for attendance at each board meeting, $125 for board meeting non-attendance, $250 for board committee meeting attendance, and no fee for board committee meeting non-attendance. Directors who are also Company officers are not paid any fee for serving as a director or attending any meetings. Under the Company's Non-employee Directors Deferred Compensation Plan, non-employee Directors may elect to defer director's fees into a participant account that includes a deferred stock account (consisting of shares of Common Stock of the Company) and/or a deferred cash account (which bears interest at the Bank's prime rate). Deferrals into the deferred stock account are credited at the rate of 110% of the applicable fee. Amounts deferred are payable, in stock or cash, as the case may be, upon the earlier of the date selected by the participant, the date the participant ceases to be a director or 60 days following a "Change in Control" of the Company, as defined in the plan.

         MEETINGS OF THE BOARD. During 1998, the Board of Directors of the Company held 12 regularly scheduled meetings and one annual organizational meeting. All Directors attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he or she has served as a director; and (2) the total number of meetings held by all committees of the Board of Directors on which the director served in 1998.

         BOARD COMMITTEES. The Board of Directors has an Audit Committee, Planning and Management Committee and Nominating Committee, each of which is comprised solely of non-employee directors.

          The Audit Committee consists of Donald G. McClinton, Chairman, David Jones, Jr., Jerome J. Pakenham, Benjamin K. Richmond, and Henry C. Wagner. The Audit Committee recommends to the Board of Directors the engagement of independent auditors for the Company (and the Bank), reviews the reports of regulatory examiners and independent auditors, reviews reports concerning the internal control structure and other similar matters, and makes recommendations to the Board of Directors as may be appropriate. The Audit Committee held 5 meetings during 1998.

          The Planning and Management Committee consists of Leslie D. Aberson, Chairman, William C. Ballard, Jr., Martha Layne Collins, Donald G. McClinton, Bruce J. Roth, Raymond L. Sales, and Henry C. Wagner. This Committee functions as the compensation committee of the Board to review the compensation of executive officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. This Committee is also responsible for administering the Company's Incentive Stock Option Plan. In addition, this Committee works with Company management regarding strategic planning issues. The Planning and Management Committee met 3 times during 1998.

          The Nominating Committee consists of Robert P. Adelberg, Chairman, William C. Ballard, Jr., Martha Layne Collins, and Judge John S. Palmore. The duties of the Nominating Committee include seeking qualified and capable individuals to serve on the Company's Board of Directors. The Committee will consider for nomination as directors persons recommended by shareholders. Such recommendations must be in writing and delivered to the Nominating Committee, MidAmerica Bancorp, 500 West Broadway, Louisville, Kentucky 40202. The Nominating Committee did not meet during 1998.

          Directors of the Company hold directorships in other companies registered under Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, or registered as an investment company under the Investment Company Act of 1940, as follows: William C. Ballard, Jr. is a director of American Safety Razor Co., Healthcare Recoveries, Inc., Health Care REIT, Inc., LG&E Energy Corporation, and United Healthcare Corporation. Martha Layne Collins is a director of Eastman Kodak Company and Donnelly and Sons Company. David Jones, Jr. is a director of Humana, Inc. Donald G. McClinton is a director of Caretenders Health Corporation.

                             EXECUTIVE COMPENSATION

          The following Summary Compensation Table shows compensation information for Mr. Bertram W. Klein, Chairman, R. K. Guillaume, Chief Executive Officer, and four other Executive Officers, as of year-end 1998, who were the most highly compensated in 1998 (the Named Officers).




                           SUMMARY COMPENSATION TABLE


                                                       ANNUAL COMPENSATION          LONG-TERM
                                                                                   COMPENSATION


                                                                      STOCK
                                                                      OPTIONS              ALL OTHER
Name and Principal Position   Year      Salary         Bonus(1)      (in Shares)       Compensation(2)

Bertram W. Klein
  Chairman of the Board       1998      $445,000       $141,866        20,600             $12,832
                              1997       420,000        133,896        12,360              24,918
                              1996       400,000        111,600         - 0 -              28,143


R. K. Guillaume
  Chief Executive Officer     1998      $425,000       $135,490        20,600             $ 7,200
                              1997       400,000        127,520        12,360               7,776
                              1996       365,000        101,835        25,750              10,259

Orson Oliver                  1998       $325,000      $103,610        10,300             $13,056
  President                   1997        315,000       100,422         6,180              13,632
                              1996        315,000        87,885         - 0 -              13,969

Gail W. Pohn
  Executive Vice President    1998       $173,700      $ 55,376         9,940             $ 7,200
                              1997        167,000        53,240         6,025              21,114
                              1996        160,603        44,808          - 0 -             18,796

Robert H. Sachs
  Executive Vice President*   1998       $173,700      $ 55,376         9,940            $354,600
                              1997        167,000        53,240         6,025              11,757
                              1996        160,603        45,472         - 0 -              16,774

Steven A. Small
  Executive Vice President &  1998       $184,000      $ 58,659        10,300             $12,200
  Chief Financial Officer     1997        174,000        55,471         6,165              17,451
                              1996        164,285        45,836         - 0 -              14,639






----------------------------------

  * Mr. Sachs served as Executive Vice President through December 31, 1998, at which time he retired.

<F1> The amounts  shown  in  this column  as  1998  bonuses  represent   amounts
     earned under the Company's Management Incentive Compensation Plan, pursuant to which Senior Vice Presidents, Executive Vice Presidents and other executive officers of the Company and the Bank are eligible to receive a cash award based upon performance criteria established by the Plan. (See Compensation Committee Report on Executive Compensation). The bonuses reflected in this chart were paid in 1999 based upon 1998 performance.

<F2> Amounts in this column include:
     (a) Contributions in 1998 by the Company to the Company's 401(K) and Employee Stock Ownership Plan, a defined contribution plan (ESOP), in the amount of $7,200 each on behalf of Mr. Klein, Mr. Guillaume, Mr. Oliver, Mr. Pohn, Mr. Sachs, and Mr. Small. All employees of the Company who have attained age 20-1/2 and who have been credited with 500 hours of service in a six-month period with the Company or the Bank are generally eligible to participate in the ESOP. Participants may elect to have 2% to 5% of their pre-tax compensation contributed to the ESOP with the Company contributing an amount of up to 4-1/2% of the participant's compensation.

     (b) Amounts paid to the following Named Officers under the Bank's Key-Per Plan as follows: during 1998, Mr. Klein, $5,631 and Mr. Oliver, $5,856. The Key-Per Plan is an unfunded employee welfare benefit plan available to certain employees in the position of Senior Vice President or more senior office. After participants have held the office of Senior Vice President or higher with the Bank for 10 years, the participant begins to receive equal monthly payments from the Key-Per Plan over the next 10 years, provided the participant remains employed by the Bank during such period. There have been no participants added to the Key-Per Plan since 1986.
     (c) For Mr. Small, $5,000 during 1998 pursuant to an agreement to forego a contractual right.
     (d) For Mr. Sachs, $347,400 pursuant to an employment agreement in connection with his retirement on December 31, 1998.

                              OPTION GRANTS IN 1998

         The following table sets forth information as to the stock options granted to the Named Officers during 1998 pursuant to the Company's Incentive Stock Option Plan.

                                                                                       POTENTIAL REALIZABLE
                                        PERCENTAGE OF                                     VALUE AT ASSUMED
                                        TOTAL OPTIONS                                     ANNUAL RATES OF
                                        GRANTED TO          EXERCISE                      STOCK PRICE APPRECI-
                          OPTIONS       EMPLOYEES IN        PRICE          EXPIRATION     ATION FOR
                         GRANTED<F1>    FISCAL 1998         ($/SHARE)      DATE           OPTION TERM <F2>
                                                                                          5%     10%


Bertram W. Klein         20,600         10.3%               $35.06         01/20/2003   $115,671   $  335,099

R. K. Guillaume          20,600         10.3%               $31.87         01/20/2008    412,883    1,046,327

Orson Oliver             10,300         5.2%                $31.87         01/20/2008    206,442      523,163

Steven A. Small          10,300         5.2%                $31.87         01/20/2008    206,442      523,163

Gail W. Pohn              9,940           5%                $31.87         01/20/2008    199,226      504,878

Robert H. Sachs           9,940           5%                $31.87         01/20/2008    199,226      504,878

--------------------------------------

<F1> The exercise price of each of the options is equal to the closing  price of the Company's Common Stock in the American Stock Exchange, Inc. ("AMEX") reported consolidated trading on the date of grant. The number of options and the exercise price shown have been adjusted to reflect the effect of a stock dividend in 1998 after the grant of the options. The vesting schedule of the 1995 Incentive Stock Option Plan provides that 25% of each option award is exercisable following each one-year anniversary date following the grant date. The 1995 Incentive Stock Option Plan pursuant to which these options were granted provides for the acceleration and/or cash-out of options upon the occurrence of certain change of control events.
<F2> Based on actual option term and annual  compounding,  without regard to the taxes associated with gains upon option exercises. These amounts assume the stated rates of appreciation will be realized. Actual gains, if any, are dependent upon the future performance of the Company's Common Stock.

                         AGGREGATED OPTION EXERCISES IN
                   LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

         The following table provides information about options exercised during 1998, and the unexercised options held on December 31, 1998 by the Named Officers. None of the Named Officers exercised stock appreciation rights
("SARs") during 1998 or held SARs at the fiscal year-end. The value of the unexercised options is calculated based on the difference between the exercise price and the closing price of Common Stock as of December 31, 1998, as reported by the AMEX consolidated transaction reporting system ($27.125).

                                   Number of Securities
                                   UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                   OPTION HELD AT                IN-THE-MONEY OPTIONS/SARS
                                    FISCAL YEAR-END               AT FISCAL YEAR-END($)

                         SHARES
                         ACQUIRED ON    VALUE
NAME                     EXERCISE(#)    REALIZED($)*   EXER-      UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
                                                      CISABLE


Bertram W. Klein         11,591         $126,979       14,433         30,147         $145,532       $56,381
R. K. Guillaume             -0-              -0-       30,499         30,146          310,432        74,514
Orson Oliver              1,648           34,944       66,343         15,073          954,994        37,261
Steven A. Small             -0-              -0-       22,898         15,060          260,680        37,160
Gail W. Pohn             11,938          229,735       24,391         14,593          288,493        36,324
Robert H. Sachs           8,240          146,260       42,678            -0-          374,226           -0-

----------------------------------
* Represents the difference between the market value of the Common Stock (or the sale price if shares were sold) on the day of exercise and the option exercise price.

RETIREMENT PLAN

         The Company's non-contributory defined benefit Retirement Plan (the "Plan") originated on September 1, 1963 (as the Bank's Retirement Plan prior to formation of the Company in 1983) and has been amended several times to comply with governmental regulations and to reflect other changes made since the Plan was adopted. All full time employees of the Company and the Bank who have attained age 20-1/2 and who have been credited with 500 hours of service in a six month period with the Company or the Bank, and part time employees who have completed 1,000 hours of service in the previous 12 month period, are generally eligible to participate in the Plan.

         The table set forth below shows the estimated annual benefits payable following retirement at age 65 to persons in specified remuneration and years of participation classifications under the Plan. A portion of the benefits shown below will be paid from the Company's Benefit Restoration Plan, a defined benefit plan intended to restore benefits unavailable to participants as a result of certain Internal Revenue Code limits on qualified plan benefits.

PENSION PLAN TABLE



                                YEARS OF SERVICE


REMUNERATION             15 YEARS     20 YEARS    25 YEARS  30 YEARS  35 YEARS

    $125,000             $27,765      $37,020     $46,275   $55,530   $64,785
     150,000              33,390       44,520      55,650    66,780    77,910
     175,000              39,015       52,020      65,025    78,030    91,035
     200,000              44,640       59,520      74,400    89,280   104,160
     225,000              50,265       67,020      83,775   100,530   117,285
     250,000              55,890       74,520      93,150   111,780   130,410
     300,000              67,140       89,520     111,900   134,280   156,660
     400,000              89,640      119,520     149,400   179,280   209,160
     450,000             100,890      134,520     168,150   201,780   235,410
     500,000             112,140      149,520     186,900   224,280   261,660

         Covered compensation includes cash compensation to employees. If an employee retires at the later of age 65 or the employee's fifth anniversary of participation, the employee will be entitled to a monthly pension payable for life with a minimum of 120 guaranteed payments equal to the product of: (1) the sum of 1% of the first $400 of the employee's average monthly compensation (highest 10 consecutive years) plus 1-1/2% of the employee's average monthly compensation in excess of $400, multiplied by (2) the employee's years of credited service (up to 35 years). Employees with more than 35 years of credited service are entitled to additional monthly payments equal to 1-1/2% of the employee's average monthly compensation multiplied by the employee's years of credited service in excess of 35 years. The benefits as determined above and as listed in the pension table are not subject to any deduction for Social Security or other offset amounts.

          As  of  December  31,  1998,   the  Named   Officers  in  the  Summary
Compensation Table who participate in the Retirement Plan had the following number of complete years of accredited service: R. K. Guillaume, 3 years; Orson Oliver, 23 years; Steven A. Small, 5 years; Robert H. Sachs, 5 years; and Gail
W. Pohn, 5 years.

EMPLOYMENT CONTRACTS, TERMINATION AND
CHANGE IN CONTROL ARRANGEMENTS

         The Company and the Bank have employment agreements with R. K. Guillaume, Orson Oliver, Steven A. Small and Gail W. Pohn, and had an employment agreement with Robert H. Sachs until his retirement on December 31, 1998. Mr. Guillaume is employed as Vice Chairman and Chief Executive Officer of the Company and the Bank. Pursuant to his agreement, he receives a current base annual salary of $425,000, which is subject to increase, but not decrease, and participates in the benefit plans of the Company. If he is unable to work because of disability, he will receive 50% of base salary, continued coverage in the medical, dental, hospitalization and life insurance programs of the Company and continued accrual of credited service under the Pension Plan of the Company to age 65. Mr. Guillaume will receive his base pay and the continuation of certain benefits for 36 months if he is terminated without cause or is constructively terminated without cause. If such termination follows a change in control, he will receive such payments in a lump sum without discount.

         The agreement with Mr. Oliver provides for a current base annual salary of $325,000, which is subject to increase but not decrease, and terms otherwise similar to that of Mr. Guillaume, plus $125,000 if he remains employed until 2000 and $25,000 per year for each of the following three years, provided he remains employed.

         Mr. Pohn and Mr. Small have agreements expiring in 2003 and 2008, respectively. If they are terminated (or constructively terminated) without cause, they will receive salary payments and health insurance coverage for the length of the extension period. If the termination is after a change in control, they will receive, in addition, retirement benefits as if they had 15 years of credited service.

         Under his agreement, Mr. Sachs also was entitled to certain benefits if a change in control occurred during his employment. Upon his retirement on December 31, 1998, Mr. Sachs became entitled to a severance payment equal to two years' pay.


                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The Planning and Management Committee of the Board of Directors is comprised of the seven non-employee directors named below. The principal duties of the committee are to review the compensation of executive officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. The Planning and Management Committee has furnished the following report relating to executive compensation during 1998.

         The Company's Compensation Program for its executive officers consists of base salary, the opportunity to earn an annual performance-based bonus and the ability to receive discretionary stock option awards. Each of these elements of compensation is discussed below.

         BASE SALARY. Base salary levels are established by this Committee and the other forms of compensation are fixed as described below. In general, base salary levels are set at the minimum levels believed by this Committee to be sufficient to attract and retain qualified executives when considered with the components of the Company's compensation structure.

         INCENTIVE COMPENSATION. The Committee believes that a portion of an executive officer's cash compensation should be subject to specific performance criteria. To accomplish this objective, the Company, in 1996, adopted a Management Incentive Compensation Plan (the "Bonus Plan"). The Bonus Plan is intended to provide an immediate recognition of managerial efforts through a cash bonus or award tied to the financial performance of the Company. An annual award is based on the annual increase in Earnings Per Share for the award period over the previous period. A three-year award is based on (i) the three-year average increase in Earnings Per Share, (ii) the three-year average Return on Average Assets, and (iii) the three-year average Return on Equity. The Bonus Plan is open to participation by Executive Vice Presidents and above, Senior Vice Presidents and Vice Presidents of the Company and the Bank. The aggregate amount of cash award for a fiscal year is calculated for each of the aforementioned groups according to a schedule comparing the relevant increases or results for the Award Period to a predetermined performance standard. When an increase or result is above or below the target performance standard, the actual award fund is adjusted upward or downward from the target award. The aggregate amount of the annual award is apportioned between corporate performance and individual performance for the groups below Executive Vice President. The individual performance portion is discretionary with the Committee and is 25% of the annual award for Senior Vice Presidents and 50% of the annual award for Vice Presidents.

         STOCK OPTION PROGRAM. The Company has adopted the 1995 Incentive Stock Option Plan. The Committee believes that by providing those officers who have substantial responsibility for the management and growth of the Company and the Bank an opportunity to increase their ownership of the Company's Common Stock, the interests of shareholders and executives will be closely aligned. The Committee also believes that stock options whether under this plan or otherwise are an important component in attracting and keeping quality personnel and in contributing to the long-term objectives of the Company. Therefore, persons holding the positions of Vice President or more senior offices in the Company and the Bank are eligible to receive stock options from time to time, giving them the right to purchase shares of the Company's Common Stock at a specified price in the future. Options are granted at an exercise price not less than the closing price of the Company's Common Stock in the AMEX reporting consolidated trading on the date of grant. In addition, in the case of Mr. Klein (and any other participants who may own more than 10% of the outstanding voting stock of the Company in the future), the option price of the shares is not less than 110% of such closing price on the date of grant.

         The Committee has discretion in determining whether options will be awarded in any given year, which eligible officers will receive options and the number of options to be received by such officer. Decisions concerning options for a particular year are made in the following year. In 1998, the Committee decided that an award of options would be granted to eligible participants based upon the performance of the Company during 1997 exceeding target levels determined by the Committee in advance.

         OBRA DEDUCTIBILITY LIMITATION. The Omnibus Budget Reconciliation Act of 1993 prohibits the deduction by public companies of compensation of certain executive officers in excess of $1 million, unless certain criteria are met. The Company has determined not to take any action at this time with respect to its compensation plans to seek to meet these criteria.

         CHAIRMAN AND CHIEF EXECUTIVE OFFICER COMPENSATION. The Committee considered and established the salary increases for the Chairman, Mr. Klein, and the Chief Executive Officer, Mr. Guillaume. The Committee determined that the base salaries of Mr. Klein and Mr. Guillaume should be increased in equal percentages based in part, but not solely, on the positive performance of the Company. The bonuses for Mr. Klein and Mr. Guillaume were determined according to the terms of the Bonus Plan discussed above.

Planning and Management Committee

Leslie D. Aberson, Chairman        Bruce J. Roth
William C. Ballard, Jr.            Raymond L. Sales
Martha Layne Collins               Henry C. Wagner
Donald G. McClinton




                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

          The Planning and Management Committee of the Board of Directors is responsible for executive compensation decisions as described above. During 1998, the committee consisted of Leslie D. Aberson, William C. Ballard, Jr., Martha Layne Collins, Donald G. McClinton, Bruce J. Roth, Raymond L. Sales, and Henry C. Wagner. Mr. Sales was, until July 31, 1997, a partner in the law firm of Segal, Sales, Stewart, Cutler & Tillman, which the Company retained to perform various legal services during 1998. Mr. Sales remains of counsel to that firm.

                               OTHER TRANSACTIONS

         In the ordinary course of its business, the Company, through the Bank, has in the past and expects to have in the future, banking transactions including lending, with its directors, officers, principal shareholders and their associates. Loans made to such persons are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, involving no more than normal risk of collection and presenting no unfavorable features.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's stock, to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received during the last fiscal year or written representations, the Company believes that all reports required by Section 16(a) during the most recent fiscal year or prior fiscal years were filed on a timely basis.

              COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN

         The following graph shows the cumulative return experienced by the Company's shareholders during the last five years compared to the S&P 500
Composite Stock Index and the NASDAQ Bank Index. The graph assumes the investment of $100 on December 31, 1993 in the Company's Common Stock and each index and the reinvestment of all dividends paid during the five-year period.




















                                  Period Ending
                                        C>

Index                    12/31/93    12/31/94    12/31/95    12/31/96    12/31/97     12/31/98

Mid-America Bancorp      100.00      102.13      115.59      130.86       246.50       210.81
S&P 500                  100.00      101.32      139.39      171.26       228.42       293.69
NASDAQ Bank Index        100.00       99.64      148.38      195.91       328.02       324.90


                                   PROPOSAL 2

                 PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

PROPOSED AMENDMENT

         The Company's Articles of Incorporation currently authorize the Company to issue up to 12,000,000 shares of Common Stock and 750,000 shares of preferred stock (the "Preferred Stock"). The Board of Directors proposes that the shareholders consider and adopt an amendment to Article IV of the Company's Articles of Incorporation (the "Articles") to increase the authorized number of shares of Common Stock from 12,000,000 to 15,000,000, thereby increasing the total authorized number of shares from 12,750,000 to 15,750,000. The wording of the proposed amendment is included in Annex A.

REASONS FOR AMENDMENT

         Pursuant to Article IV of the Articles, the Board of Directors is authorized to issue Common Stock and Preferred Stock from time to time. As of February 18, 1999, approximately 11,824,225 shares of Common Stock were issued and outstanding or reserved or designated for specific issuance. This leaves approximately 175,775 shares of Common Stock available for future issuance. Approval of the proposed increase would give the Company approximately 3,175,775 shares of Common Stock available for future issuance.

         No shares of Preferred Stock are currently outstanding. No increase in the authorized number of shares of Preferred Stock is requested.

         The proposed additional shares of Common Stock could be issued for any proper corporate purpose, including stock splits, the payment of stock dividends or other distributions in shares of stock, the acquisition of other businesses, the raising of additional capital for use in the Company's business, or in connection with director and employee stock incentive and compensation programs. The Company currently has no arrangements, understandings or commitments with respect to the issuance of the additional shares of Common Stock. However, it is considered advisable to authorize the additional shares at this time in order to provide the Board of Directors the flexibility, in its discretion, to declare stock dividends on the Common Stock. The Board of Directors has periodically declared stock dividend in the past, and its ability to declare stock dividends in the future could be limited if additional shares of Common Stock are not authorized;

     to provide the Company the flexibility to continue to grant options and make available stock rights under the Company's key employee and director stock compensation plans;
     and
     to enable the Company, as the need may arise, to move promptly to take advantage of market conditions and the availability of other favorable opportunities without the delay and expense involved in calling a special shareholders meeting for such purpose.

         The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of holders of existing Common Stock.
Depending on the circumstances, any issuance of additional shares of Common Stock may dilute the present equity ownership of current shareholders. Shareholders of the Company have no preemptive rights to participate in any future issuance of shares.

         If the proposed amendment to the Articles is approved, the Board of Directors will have the authority to issue the additional authorized shares or any part thereof to such persons and for such consideration as it may determine without further action by the shareholders except as required by law, the Articles or the rules of any stock exchange on which the Company's securities may then be listed. The American Stock Exchange, on which the issued shares of Common Stock are listed, currently requires specific shareholder approval as a prerequisite to listing shares in certain limited circumstances.

          At last  year's  annual  meeting  of  shareholders,  the  shareholders approved amendments to the Articles that impose super-majority voting requirements for certain transactions and business combinations and certain amendments to the Articles. Those amendments, when coupled with the shareholder rights plan the Board adopted in February 1998 and other provisions in the Articles, could have the effect of discouraging, or making more difficult, attempts to acquire the Company in a transaction that is not approved in advance by the Board of Directors. Although the proposed amendment is not intended to be an anti-takeover measure, shareholders should note that, under certain circumstances, the additional shares of Common Stock could be used to make any attempt to gain control of the Company or the Board of Directors more difficult, costly or time-consuming. Any of the additional shares of Common Stock could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. Alternatively, they could be placed with a third party who might be favored by the Board, giving the favored party an advantage in a contest to acquire control of the Company.


REQUIRED VOTE

         The proposed amendment will be approved if the number of votes cast for the amendment exceeds the number of votes cast against the amendment at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes either for or against the amendment, and therefore will not have an effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD

         The Board of Directors believes that adoption of the proposed amendment is in the best interests of the Company and its shareholders. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT.


                              INDEPENDENT AUDITORS

         The selection of independent auditors to audit the Company's consolidated financial statements for the year ended December 31, 1999, has not yet been made. The timing of this selection allows the Audit Committee of the Board of Directors additional time to review the performance of the independent auditors during the past year, the complete results of the audit process and to make its recommendation to the Board of Directors. The Board of Directors intends to select an independent auditor following its receipt of the recommendation of the Audit Committee by the end of the second quarter of 1999.

         KPMG Peat Marwick LLP has acted as the Company's independent auditors since 1990. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire, and will answer appropriate questions directed to them relating to their audit of the Company's consolidated financial statements.


                                  OTHER MATTERS

         The only matters to be considered at the Annual Meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Meeting and routine matters incident to the conduct of the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote such proxy in accordance with their judgments in such matters.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Shareholders who desire to present proposals at the 2000 annual meeting of shareholders must forward them in writing to the President of the Company so that they are received no later than November 20, 1999, in order to be considered for inclusion in the Company's proxy statement for such meeting. Shareholder proposals submitted after February 3, 2000, will be considered untimely, and the proxy solicited on behalf of the Board of Directors for next year's annual meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

By order of the Board of Directors

Orson Oliver
President
Louisville, Kentucky
March 19, 1999

                                     ANNEX A

           TEXT OF PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION
                              OF MIDAMERICA BANCORP


         The first paragraph of Article IV of Mid-America Bancorp's Articles of Incorporation is amended to read as follows:

         The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 15,750,000 shares which shall be divided into two classes as follows:

         15,000,000 shares of Common Stock, having no par value per share; and

         750,000 shares of Preferred Stock, having no par value per share.

                           APPENDIX TO PROXY STATEMENT


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               MID-AMERICA BANCORP
                                500 WEST BROADWAY
                              LOUISVILLE, KY 40202
                      PROXY-ANNUAL MEETING OF SHAREHOLDERS

                  The undersigned, a shareholder of MID-AMERICA BANCORP, a Kentucky corporation (the "Company"), hereby appoints BERTRAM W. KLEIN, ORSON OLIVER and JOHN T. RIPPY, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held in the William Ray Gallery of the Kentucky Derby Museum at Churchill Downs, 704 Central Avenue, Louisville, Kentucky 40208, on April 22, 1999, at 10:00 a.m., Eastern Daylight time, and at any adjournment thereof.

The undersigned hereby instructs said proxies or their substitutes:

1.   ELECTION OF DIRECTORS.
           NOMINEES: WENDELL H. FORD (CLASS 1) AND JAMES E. CAIN, DONALD
               G. MCCLINTON, JEROME J. PAKENHAM, JOHN S. PALMORE,
               WOODFORD R. PORTER, SR., AND RAYMOND L. SALES (CLASS 2)

     [ ] Vote FOR all nominees listed above  [ ]  WITHHOLD AUTHORITY to vote
          (except those written in below)          for all nominees listed above

     INSTRUCTION: To withhold authority to vote for any individual nominee write that nominees name in the space below.

       ------------------------------------------------------------------

2.   AMENDMENT TO  THE  ARTICLES OF  INCORPORATION.  To  increase  the number of
     authorized  shares  of Common Stock   of the Company from 12,000,000 shares
     to 15,000,000 shares.


            [  ]  Vote FOR     [  ]  Vote AGAINST      [  ]  ABSTAIN

3.  DISCRETIONARY  AUTHORITY.  To   vote   with  discretionary  authority   with
    respect  to   all  other  matters  which   may   properly  come  before  the
    meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED ABOVE, FOR THE AMENDMENT TO THE ARTICLES OF
INCORPORATION  AND WITH  THE  DISCRETIONARY

AUTHORITY DESCRIBED IN THE PROXY STATEMENT, DATED MARCH __, 1999. MANAGEMENT RECOMMENDS A VOTE FOR ALL OF THE ABOVE.

The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March __, 1999 and a copy of the Company's Annual Report for the period ended December 31, 1998.

           Please sign exactly as shares are registered. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partner-ship, please sign in partnership name by authorized person.



             -----------------------------        -----------
             Signature                                Date

             -----------------------------        -----------
             Signature if held jointly                Date